UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

ICON Leasing Fund Eleven Liquidating Trust
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-51916	81-7008656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01. Regulation FD Disclosure

On or about December 12, 2017, ICON Capital, LLC, the managing trustee of the Registrant (the "Managing Trustee"), will notify the registered representatives of the beneficial owners of the Registrant that all collateral underlying the Registrant's remaining portfolio assets were sold and the Registrant will be dissolved and terminated on December 26, 2017. Subsequent to the satisfaction of certain expenses and obligations of the Registrant, there will be no remaining cash proceeds for distribution to beneficial owners of the Registrant. The Managing Trustee will notify the beneficial owners of the Registrant of the termination by letter. A copy of the notice to the registered representatives of the beneficial owners of the Registrant, which includes a copy of the letter to be sent to the beneficial owners of the Registrant, is attached hereto as Exhibit 99.1.
Item 8.01. Other Events

All collateral underlying the Registrant's remaining portfolio assets were sold. Subsequent to the satisfaction of certain expenses and obligations of the Registrant, there will be no remaining cash proceeds for distribution to beneficial owners of the Registrant.  The Registrant will be dissolved and terminated on December 26, 2017 and its reporting obligations to the U.S. Securities and Exchange Commission will cease on such date.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibit is furnished herewith:

99.1      Notice to the registered representatives of the beneficial owners of the Registrant, which includes a copy of the letter to be sent to the beneficial owners of the Registrant, dated December 12, 2017.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND ELEVEN LIQUIDATING TRUST
By: ICON CAPITAL, LLC, its Managing Trustee

Dated: December 12, 2017	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer